EXHIBIT 32.2

Section 906 Certification

In connection with the annual report on Form 10-K/A of NCI, Inc. (the “Company”) for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Senior Vice President and Chief Financial Officer of the Company certifies, to the best of her knowledge and belief pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2007	/s/ JUDITH L. BJORNAAS
Judith L. Bjornaas Senior Vice President and Chief Financial Officer (Principal Financial Officer)

A signed original of the written statement required by Section 906 has been provided to NCI, Inc. and will be retained by NCI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.